Contact:	Michael Kirshbaum	The Advisory Board Company
	Chief Financial Officer	2445 M Street, N.W.
	202.266.5876	Washington, D.C. 20037
	jacobsg@advisory.com	www.advisoryboardcompany.com

THE ADVISORY BOARD COMPANY REPORTS
FISCAL 2006 FOURTH QUARTER RESULTS

Company Reports Quarterly Revenue Growth of 16% and Contract Value Growth of 17%;
Announces Member Renewal Rate of 90%; Launches New Research Program

WASHINGTON, D.C. — (May 4, 2006) — The Advisory Board Company (NASDAQ: ABCO) today announced financial results for the fourth quarter of its fiscal year ended March 31, 2006. For the quarter, revenues increased 16% to $43.7 million, from $37.7 million in the fourth quarter of fiscal 2005. Net income for the fourth quarter was $8.7 million, or $0.44 per diluted share, compared with $6.4 million, or $0.33 per diluted share in the comparable period in the prior year. For the year ended March 31, 2006, revenues increased 17% to $165.0 million, from $141.6 million in fiscal 2005. Net income for the fiscal year ended March 31, 2006 was $25.6 million or $1.29 per diluted share, compared to $23.3 million or $1.22 per diluted share in the prior year.

For the quarter ended March 31, 2006, adjusted net income increased 14% to $8.8 million or $0.45 per diluted share, compared to $7.8 million or $0.40 per diluted share in the comparable period in the prior year. Adjusted net income for the fiscal year increased 20% to $32.5 million, or $1.63 per diluted share, versus $27.1 million, or $1.40 per diluted share in the prior year. In February 2006, the Company received notification from the Office of Tax and Revenue of the District of Columbia that the Company had been certified effective January 1, 2004, as a Qualified High Technology Company (“QHTC”) under the New E-Conomy Transformation Act of 2000, as amended (the “Act”). This certification had the effect of reducing the Company’s statutory income tax rate as well as providing other benefits. As a result, the Company recorded a one-time noncash charge of $8.2 million reduced by tax credits earned during fiscal 2006 due to the Company’s QHTC status. Adjusted results exclude this one-time noncash charge and include effective tax rates and diluted share counts in prior periods that are calculated on a basis consistent with the Company’s QHTC status. In addition, adjusted results exclude the effect of equity-based compensation expense. A reconciliation of the Company’s reported and adjusted results is set forth in the tables below.

Contract value grew 17% to $170.5 million as of March 31, 2006, up from $146.1 million as of March 31, 2005. The Company’s member renewal rate for fiscal 2006 was 90%. As of the end of the fiscal year, the Company’s membership base increased to 2,595 institutions, with average contract value per member institution growing to $65,707 up from $56,819 at the same time last year.

Frank Williams, Chairman and Chief Executive Officer of The Advisory Board Company, commented, “Overall, we are very pleased with our financial results both for the fourth quarter and for the fiscal year. We delivered quarterly revenue growth of 16% with strong operating margins and continued growth in earnings per share. Our revenue growth continues to be driven by our success in four key areas: the addition of new member institutions, price increases, cross-selling existing programs to our current members, and new program launches.

“We also achieved a member renewal rate of 90%, which is at the high end of our historical range. This metric is a key indicator of product quality and member satisfaction and is a critical factor in establishing our platform for future growth. This year’s strong renewal performance demonstrates the strength of the value proposition that we offer our members who are consistently finding our research to be on-point, actionable and responsible for tangible bottom-line impact.”

Mr. Williams added, “I am also pleased to announce the launch of our newest best practice research program, the Imaging Performance Program. This program is designed to aid member organizations in optimizing the performance of the diagnostic imaging service line, a critical area due to its growth potential and operational complexity, as well as the significant capital investments required to remain competitive. Through best practice research, performance benchmarking data and online tools, the Imaging Performance Membership offers Imaging Program Leaders the tools to elevate department performance in order to grow revenues, improve operational performance and maximize the return on capital investments. We have already established a strong charter membership for the program, including Barnes-Jewish Medical Center, Brigham and Women’s Hospital, University of Washington Medical Center, Massachusetts General Hospital and University of Wisconsin Hospital and Clinics. The program is off to a strong start, and we are very excited about its potential.”

Share Repurchase

During the three months ended March 31, 2006, the Company repurchased 164,070 shares of its common stock at a total cost of approximately $7.8 million. Since the program was announced in January 2004, the Company has repurchased 2,323,442 shares of its common stock at a total cost of approximately $89.2 million.

Washington, D.C. Tax Benefits

As a QHTC, the Company’s Washington, D.C. statutory income tax rate will be 0.0% through 2008 and 6.0% thereafter, versus 9.975% prior to this qualification. Under the Act, the Company is also eligible for certain Washington, D.C. income tax credits and other benefits. Accordingly, the Company’s annual effective income tax rate was 33.4% for fiscal 2006, which excludes a one-time noncash income tax charge of $8.2 million consisting of a reduction in the value of the Company’s deferred tax assets and liabilities to reflect the lower Washington, D.C. income tax rate offset by a $1.5 million benefit for the recognition of certain Washington, D.C. income tax credits earned in fiscal 2006 as provided in the Act. The Washington, D.C. tax benefits available to the Company as a QHTC are discussed more fully in the Company’s filings with the Securities and Exchange Commission, including its fiscal 2005 annual report on Form 10-K and quarterly reports on Form 10-Q for the quarters ended June 30, September 30, and December 31, 2005.

Outlook for the Remainder of Calendar Year 2006

The Company announced guidance for the next calendar quarter of approximately $44.0 million of revenue and adjusted earnings per diluted share of $0.43. Combined with results from the quarter ended March 31, 2006, the Company’s full calendar year revenue and adjusted earnings per diluted share guidance is approximately $183.0 million and $1.79, respectively. In addition, the Company expects adjusted operating income for the full calendar year of approximately $46.7 million as well as an effective tax rate of 33.9% for the remainder of the calendar year. The adjusted results exclude equity-based compensation expenses consisting of stock option related expenses (i.e. the Company portion of payroll taxes due upon the exercise of employee stock options), the effects of SFAS No. 123(R), and restricted share or restricted share unit compensation expenses.

See “Reconciliation of Non-GAAP Financial Measures” for additional information on adjusted financial presentations and a reconciliation with results presented in accordance with accounting principles generally accepted in the United States.

The Company will hold an investor conference call to discuss its fourth quarter performance this evening, May 4, 2006, at 6:00 p.m. Eastern Daylight Time. The conference call will be available via live web cast on the Company’s web site at www.advisoryboardcompany.com in the section entitled “Investor Information” found under the tab “About Us.” To participate by telephone, the dial-in number is 800-510-9834 and the access code is 20933203. Investors are advised to dial-in at least five minutes prior to the call to register. The web cast will be archived for seven days: from 8:00 p.m. Thursday, May 4, until 8:00 p.m. Thursday, May 11, 2006.

About The Advisory Board Company

The Advisory Board Company provides best practices research and analysis to the health care industry, focusing on business strategy, operations and general management issues. The Company provides best practices and research through discrete annual programs to a membership of nearly 2,600 hospitals, health systems, pharmaceutical and biotech companies, health care insurers, and medical device companies in the United States. Each program typically charges a fixed annual fee and provides members with such services as best practice research reports, executive education, on-line analytical tools, and other supporting research services.

Reconciliation of Non-GAAP Financial Measures

The Company believes its calculations of adjusted historical and projected results to exclude equity-related expenses and noncash income tax charges, and include an adjusted effective tax rate for calendar and fiscal 2005 using similar assumptions as those that are used in calendar and fiscal 2006, provide additional information about the Company’s ongoing operating performance. The Company’s management uses the adjusted presentations to evaluate projected operating results on a basis that allows for comparability without regard to changes affecting or variables arising from its stock-based compensation programs and provides such information publicly to assist in comparisons to prior periods. For historical results, a reconciliation between results as adjusted and in conformity with GAAP is shown in the attached schedule. The Company is not able to provide a quantitative reconciliation of its outlook for calendar year 2006 to GAAP as equity-based compensation and related expense are dependent upon a number of unknown factors, including the impact of adoption of SFAS No. 123(R), and the extent (if any) to which employee stock options are exercised. Because adjusted financial results are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable as presented to other similarly titled measures of other companies.

Adjusted financial results are not measures of financial performance under GAAP and should not be viewed as a pro forma presentation reflecting the elimination of the underlying share-based compensation programs, as those programs are an important element of the Company’s compensation structure and generally accepted accounting principles indicate that all forms of share-based payments should be valued and included as appropriate in results of operations. Management compensates for this aspect of the non-GAAP financial measures by separately evaluating its share-based compensation arrangements.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are hereby cautioned that these statements may be affected by certain factors, among others, set forth below and in the Company’s filings with the Securities and Exchange Commission, and consequently, actual operations and results may differ materially from the results discussed in the forward-looking statements. Factors that could cause actual results to differ materially from those indicated by forward-looking statements include, among others, the dependence on renewal of membership-based services, dependence on key personnel, the need to attract and retain qualified personnel, management of growth, new product development, competition, risks associated with anticipating market trends, industry consolidation, variability of quarterly operating results, possible volatility in the Company’s stock price, impact on our financials associated with some of our newer programs that are more dependent upon technology, the effects of adoption of SFAS No. 123(R) including the effect of the amount, type and timing of future stock-based compensation grants, and various factors that could affect the estimated tax rate, including whether the District of Columbia withdraws the Company’s status as a Qualified High-Tech Company. These factors are discussed more fully in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

# # #

THE ADVISORY BOARD COMPANY
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
AND OTHER OPERATING STATISTICS
(In thousands, except per share data)

	Three Months Ending		Selected	Twelve Months Ending		Selected
	March 31,		Growth	March 31,		Growth
	2006	2005	Rates	2006	2005	Rates
Statements of Operations
Revenues	$43,703	$37,738	15.8%	$165,049	$141,649	16.5%

Cost of services	18,937	16,005		70,968	58,904
Member relations and marketing	8,580	7,820		33,656	28,563
General and administrative	4,363	3,779		16,137	16,452
Depreciation and loss on disposal of assets	339	428		1,550	1,820
Income from operations	11,484	9,706		42,738	35,910
Interest income	1,515	1,161		5,770	3,971
Income before provision for income taxes	12,999	10,867	19.6%	48,508	39,881	21.6%
Provision for income taxes	(4,340)	(4,455)		(22,866)	(16,534)
Net income	$8,659	$6,412	35.0%	$25,642	$23,347	9.8%

Earnings per share
Basic	$0.46	$0.35		$1.35	$1.32
Diluted	$0.44	$0.33	33.3%	$1.29	$1.22	5.7%
Weighted average common shares outstanding
Basic	18,773	18,303		18,979	17,738
Diluted	19,724	19,428		19,902	19,161
Contract Value (at end of period)	$170,510	$146,137	16.7%

THE ADVISORY BOARD COMPANY
ADJUSTED UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ending		Selected	Twelve Months Ending		Selected
	March 31,		Growth	March 31,		Growth
	2006	2005	Rates	2006	2005	Rates
Adjusted Statements of Operations (1) (2)
Revenues	$43,703	$37,738	15.8%	$165,049	$141,649	16.5%

Adjusted cost of services	18,785	15,455		70,816	58,354
Adjusted member relations and marketing	8,507	7,604		33,583	28,347
Adjusted general and administrative	4,311	3,608		16,085	15,965
Depreciation and loss on disposal of assets	339	428		1,550	1,820
Adjusted income from operations	11,761	10,643		43,015	37,163
Interest income	1,515	1,161		5,770	3,971
Adjusted income before provision for income taxes	13,276	11,804	12.5%	48,785	41,134	18.6%
Adjusted provision for income taxes	(4,434)	(4,025)		(16,294)	(14,027)
Adjusted net income	$8,842	$7,779	13.7%	$32,491	$27,107	19.9%

Adjusted earnings per diluted share	$0.45	$0.40	12.5%	$1.63	$1.40	16.4%
Adjusted weighted average diluted shares (3)	19,724	19,529		19,902	19,301
Percentages of Revenues
Adjusted cost of services	43.0%	41.0%		42.9%	41.2%
Adjusted member relations and marketing	19.5%	20.1%		20.3%	20.0%
Adjusted general and administrative	9.9%	9.6%		9.7%	11.3%
Depreciation and loss on disposal of assets	0.8%	1.1%		0.9%	1.3%
Adjusted income from operations	26.9%	28.2%		26.1%	26.2%
Adjusted net income	20.2%	20.6%		19.7%	19.1%

(1)	Excludes stock option related expense which consists of the employer taxes payable following the exercise of employee stock options and compensation expense related to the issuance of restricted stock units. A reconciliation of reported to adjusted results is below.

	Three Months Ending		Twelve Months Ending
	March 31,		March 31,
	2006	2005	2006	2005
Cost of services, as reported	$18,928	$16,005	$70,959	$58,904
Stock option related expense	143	550	143	550
Adjusted cost of services	$18,785	$15,455	$70,816	$58,354

Member relations and marketing expense, as reported	$8,591	$7,820	$33,667	$28,563
Stock option related expense	84	216	84	216
Adjusted member relations and marketing expense	$8,507	$7,604	$33,583	$28,347

General and administrative expense, as reported	$4,361	$3,779	$16,135	$16,452
Stock option related expense	50	171	50	487
Adjusted general and administrative expense	$4,311	$3,608	$16,085	$15,965

(2)

The provision for income taxes is adjusted to include taxes of 33.4% and 34.1% for the fiscal years ending March 31, 2006 and 2005, respectively, and excludes a one-time, noncash charge to the Company’s deferred tax asset of $8.2 million as of March 31, 2005 arising from the Company’s QHTC status, net of tax credits, and includes the tax effect of equity-related expense. A reconciliation of reported to adjusted results is below:

	Three Months Ending		Twelve Months Ending
	March 31,		March 31,
	2006	2005	2006	2005
Provision for income taxes, as reported	$4,340	$4,455	$22,866	$16,534
Adjustments arising from the Company’s QHTC status:
One-time noncash charge to deferred tax asset, net of tax credits	—	—	(6,666)	—
True-up of effective tax rate	—	(750)	—	(2,934)
Tax effect of stock option related expense	94	320	94	427
Adjusted provision for income taxes	$4,434	$4,025	$16,294	$14,027

(3)	Reflects the adjustment to the Company’s statutory tax rate used in the treasury stock method resulting from the Company’s QHTC status. A reconciliation of reported to actual diluted share count is below:

	Three Months Ending		Twelve Months Ending
	March 31,		March 31,
	2006	2005	2006	2005
Weighted average diluted shares, as reported	19,724	19,428	19,902	19,161
Adjustment to reflect the Company’s QHTC status	—	101	—	140
Adjusted weighted average diluted share	19,724	19,529	19,902	19,301

THE ADVISORY BOARD COMPANY
CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	March 31,
	2006	2005
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$21,678	$27,867
Marketable securities	8,484	3,003
Membership fees receivable, net	36,822	20,261
Prepaid expenses and other current assets	2,876	2,430
Deferred income taxes	19,495	19,774
Total current assets	89,355	73,335
Fixed assets, net	9,731	9,023
Intangible assets, net	6,150	—
Deferred incentive compensation and other charges	11,652	6,189
Deferred income taxes, net of current portion	15,633	33,489
Marketable securities	138,338	122,044
Total assets	$270,859	$244,080

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Deferred revenues	$99,269	$81,203
Accounts payable and accrued liabilities	15,445	8,733
Accrued incentive compensation	8,344	7,820
Total current liabilities	123,058	97,756
Other long-term liabilities	636	1,010
Total liabilities	123,694	98,766

Stockholders’ equity:
Common stock	203	199
Additional paid-in capital	152,081	142,040
Retained earnings	53,567	27,925
Accumulated elements of comprehensive income	(2,618)	(1,273)
Treasury stock	(56,068)	(23,577)
Total stockholders’ equity	147,165	145,314

Total liabilities and stockholders’ equity	$270,859	$244,080

THE ADVISORY BOARD COMPANY
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Twelve Months Ended March 31,
	2006	2005
Cash flows from operating activities:
Net income	$25,642	$23,347
Adjustments to reconcile net income to net cash provided by
operating activities -
Depreciation	1,550	1,704
Amortization of intangible assets acquired	128	—
Loss on disposal of fixed assets	—	116
Deferred income taxes	22,299	16,867
Amortization of marketable securities premiums	810	724
Changes in operating assets and liabilities:
Member fees receivable	(15,301)	(5,923)
Prepaid expenses and other current assets	(392)	(351)
Deferred incentive compensation and other charges	(5,573)	(2,438)
Deferred revenues	16,860	8,793
Accounts payable and accrued liabilities	5,181	268
Accrued incentive compensation	524	116
Other liabilities	(479)	1,010

Net cash flows provided by operating activities	51,249	44,233

Cash flows from investing activities:
Purchases of property and equipment	(2,173)	(4,142)
Purchases of marketable securities	(31,882)	(51,940)
Redemption of marketable securities	7,400	20,713
Cash paid for acquisition, net of cash acquired	(3,831)	—
Net cash flows used in investing activities	(30,486)	(35,369)

Cash flows from financing activities:
Proceeds on issuance of stock from exercise of stock options	5,528	21,846
Proceeds on issuance of stock under ESPP	382	276
Reimbursement of offering costs	—	188
Payment of offering costs and other distributions	—	(163)
Repayment of debt assumed in acquisition	(371)	—
Purchases of treasury stock	(32,491)	(44,533)
Net cash flows used in financing activities	(26,952)	(22,386)

Net decrease in cash and cash equivalents	(6,189)	(13,522)
Cash and cash equivalents, beginning of period	27,867	41,389
Cash and cash equivalents, end of period	$21,678	$27,867